Exhibit 10.1

To:	ReShape Lifesciences Inc. 18 Technology Drive, Suite 110 Irvine, CA 92618 phickey@reshapelifesci.com

Attention:	Paul F. Hickey President and CEO

January 14, 2025

Re: Amendment No. 1

Dear Mr. Hickey:

Reference is made to the Securities Purchase Agreement, dated as of October 16, 2024 (as modified to the date hereof, the “Purchase Agreement”), by and among ReShape Lifesciences Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”) and the other Purchasers from time to time party thereto and Ascent, as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”) and (2) the Senior Secured Convertible Promissory Note issued by the Company on the same date for the benefit of Ascent, as Holder (as modified to the date hereof, the “Note”; capitalized terms used but not defined herein are used as defined in the Note, including as defined by reference to the Purchase Agreement).

Subject to the terms and conditions set forth herein, effective as of the later of (i) the date hereof and (ii) the date of payment of all Obligations due on or before, but after giving effect to, the effective date of this amendment (including all costs, expenses and fees due under any Transaction Document and invoiced prior to such effective date) (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Note

•	The second introductory paragraph of the Note is hereby amended by replacing in its entirety the date of “January 16, 2025” with “April 16, 2025”.

•	Section 2(b) (Mandatory Prepayments) of the Note is hereby amended by replacing in its entirety “66%” with “50%” wherever it appears therein and moving the phrase “to repay the Obligations” from its current location therein to follow immediately the phrase “pay to the Holder in cash” therein.

•	Clause (xii) of Section 7(a) of the Note (Events of Default) is hereby amended by replacing in its entirety the date “March 31, 2025” therein with the date “April 16, 2025”.

As consideration for the execution of this amendment, the Company agrees to pay to the Collateral Agent a one-time amendment fee (the “Amendment Fee”) in an amount equal to $45,000, earned in full on the date hereof but due and payable on the Maturity Date.

This amendment is a Transaction Document and is limited as written. Therefore, the Amendment Fee constitutes an Obligation and is subject to various other provisions of the Transaction Documents, including Section 6.5 (Set-Off) of the Purchase Agreement and Sections 2(d) and 2(e) (providing, among other things, for interest on Obligations not paid when due), 2(f) (providing for, among other things, a Late Fee on any Obligations not paid when due) and 2 (g) (Calculations and Payment Provisions) (providing for, among other things, payments in immediately available Dollars without set off or counterclaim) of the Note.

As of the date first written above, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Note (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Note as modified thereby, and the provisions in this amendment amending the Purchase Agreement and the Note shall be read together and construed as a single agreement with the Purchase Agreement or, as the case may be, the Note. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Note.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this amendment by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) in Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference.

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC, as Holder

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

Accepted and Agreed
As of the Date First Written Above:

RESHAPE LIFESCIENCES INC., as Company

By:	/s/ Paul Hickey
Name:	Paul Hickey
Title:	President and Chief Executive Officer

RESHAPE MEDICAL LLC, as Company Party

By:	/s/ Paul Hickey
Name:	Paul Hickey
Title:	President and Chief Executive Officer

RESHAPE WEIGHTLOSS INC., as Company Party

By:	/s/ Paul Hickey
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer

OBALON CENTER FOR WEIGHT LOSS, INC., as Company Party

By:	/s/ Paul F. Hickey
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer

RESHAPE COSTA RICA S. DE R.L., as Company Party

By:	/s/ Paul F. Hickey
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer

RESHAPE LIFESCIENCES AUSTRALIA PTY, as Company Party

By:	/s/ Thomas Stankovich
Name:	Thomas Stankovich
Title:	Chief Financial Officer and Secretary

RESHAPE LIFESCIENCES NETHERLANDS B.V., as Company Party

By:	/s/ Thomas Stankovich
Name:	Thomas Stankovich
Title:	Chief Financial Officer and Secretary

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